Exhibit 10.10

June 11, 2012	CONFIDENTIAL

Methes Energies Canada Inc.
4170 Sladeview Crescent
Units 3 & 5
Mississauga, Ontario
L5L 0A1

Attention: Nicholas Ng, President

Dear Sir:

Re: Terms Letter

Based on your representations and the information provided to us, TCE Capital Corporation (“TCE”) is pleased to outline the terms of a Term Loan Facility that TCE would be willing to extend to Methes Energies Canada Inc.

1.	BORROWER:	Methes Energies Canada Inc. (“Borrower”)

2.	GUARANTOR:	Methes Energies International Ltd. (“Guarantor”)

3.	TYPE OF FACILITY:	Term Loan (“TL”) Facility in the maximum amount of CAD$1,500,000 (or US$ equivalent).

4.	INTEREST RATE:

23% per annum on daily balance outstanding under the TL Facility. Interest shall be calculated monthly in arrears, both before and after maturity, default and judgment, with interest on overdue interest at the same rate as on principal, computed on the daily balance outstanding at the aforementioned rates based on the actual number of days lapsed divided by 365, and shall be payable as herein set forth.

Interest shall be payable monthly, due on the last business day of each calendar month on the balance outstanding under the TL Facility and on any other monies due and payable hereunder, both before and after maturity, default or judgment at the interest rate set forth herein. The first payment on account of interest shall be on the last business day of the month of the advance under the TL Facility.

5.	TERM:	Twelve (12) months, full utilization.

The TL Facility herein can be repaid in full, without penalty after the twelve (12) months of the term herein, provided that a 30-day written notice is given to TCE.

The availability of the TL Facility herein shall be reviewed by TCE after the twelve (12) months term defined above.

6.	PREPAYMENT:	Prepayment of the TL Facility herein after the first six (6) months of the term defined above shall be permitted and shall be subject to a prepayment penalty of one (1) month’s interest of $28,750.

7.	COVENANTS:	Borrower agrees:

		(a)	To pay all sums of money when due under this Terms Letter and the Security;

		(b)	To give TCE 30 days prior notice in writing of any intended change in the ownership of its shares;

(c)

To file all material tax returns which are or will be required to be filed, to pay or make provision for payment of all material taxes (including interest and penalties) and other Potential Preferred Claims which are or will become due and payable and to provide adequate reserves for the payment of any tax, the payment of which is being contested;

(d)

Not to make any capital expenditures, acquisitions or incur additional debt in excess of $2,000,000 without prior written consent of TCE; for greater clarity, TCE is advised and hereby acknowledges that some $1,500,000 of the proceeds of the Guarantor’s IPO shall be injected into Borrower and shall be used to purchase production and storage equipment and rail truck upgrades;

		(e)	Not to make any intercompany transfers or loans outside the ordinary course of business without prior written consent from TCE;

		(f)	Existing short term and long term loans not to reduce without TCE’s prior written consent;

		(g)	Effective October 1, 2012 additional operating losses of Borrower to be financed by shareholder’s resources or fresh equity funding;

		(h)	Not to change its name, ownership structure or merge, amalgamate or consolidate with any other corporation without the prior written consent of TCE;

		(i)	To give TCE prompt notice of any Event of Default or any event which with notice or lapse of time or both would constitute an Event of Default.

8.	STANDBY FEE:

Commencing July 1, 2012, for each calendar month in which the TL Facility herein is available and not utilized, the Borrower shall pay a stand-by fee of $1,500. Said stand-by fee shall be payable monthly, at the end of each respective calendar month.

9.	SECURITY AND DOCUMENTATION:

The liability and obligations herein and any future obligations of any nature and kind of Borrower and Guarantor shall be evidenced, governed and secured, as the case may be, by the following documents (collectively, the “Security”) completed in form and manner satisfactory to TCE’s lawyers:

		(a)	General Security Agreement of Borrower providing TCE with security interest in all assets of Borrower;

		(b)	General Assignment of Accounts of Borrower;

		(c)	Guarantee and Postponement of Claim by Guarantor in favour of TCE;

		(d)	General Security Agreement or jurisdictional equivalent of Guarantor registered under UCC behind existing secured creditors of Guarantor;

		(e)	Promissory Note in the amount of the TL Facility herein;

(f)

Subordination or Postponement Agreement (as applicable) with existing secured creditor(s) of Borrower (including, but not limited to, American Railcar Leasing LLC) allowing TCE a prior charge in respect to all assets of Borrower, except for financed equipment to the extent such secured creditors have validly perfected first priority purchase-money security interests in such equipment;

(g)

Postponement of shareholder (Methes Energies International Ltd.), third parties (World Asset Management, Inc., Softdiffusion SA) and related parties (Michel Laporte) loans to Borrower; for greater clarity, TCE is advised and hereby acknowledges that, upon completion of the Guarantor’s initial public offering (“IPO”), loans from World Asset Management, Inc., Softdiffusion, SA and Michel Laporte, in combined amount of $550,000 will be repaid to such parties;

(h)

TCE to be provided with satisfactory Fire and Liability Insurance certificate on the business of Borrower, including their inventory, confirming adequate coverage with loss payable to TCE, in first position;

		(i)	CRA Business Consent Form (Form RC59 (1)) for Borrower to be obtained, held and used by TCE, at its sole discretion;

(j)

TCE to be provided with a first collateral mortgage in the amount of $1,500,000 against the commercial property at 224 Holt Line West, Sombra, Ontario (the “Property”), having a value of minimum $2,350,000, as per Broker Opinion of Value Letter dated April 17, 2012 by DTZ Barnicke London Windsor Sarnia Ltd.;

		(k)	TCE to be provided with satisfactory Fire and Liability Insurance certificate on the Property, confirming adequate coverage with loss payable to TCE, in first position;

(l)

All supporting authorizations, certificates, acknowledgements, and legal opinions as TCE may reasonably require including, without limitation, satisfactory legal opinion(s) of TCE’s lawyers relating to the incorporation, organization and corporate powers of Borrower and Guarantor, and to the enforceability and priority of the Security.

10.	CONDITIONS:	The obligation of TCE to make the TL Facility available is subject to and conditional upon each of the following:

		(a)	acceptance by Borrower and Guarantor of this Terms Letter and receipt by TCE of the Processing Fee (receipt of which is hereby acknowledged) and legal retainer as provided for below;

		(b)	delivery and registration of the Security, in all relevant jurisdictions, in form acceptable to TCE and its legal counsel;

(c)

TCE’s security interests under the Security ranking first with respect to all assets of Borrower, except for financed machinery and equipment to the extent such secured creditors have validly perfected first priority purchase-money security interests in such machinery and equipment;

(d)

Borrower agrees to furnish all assistance and information, to perform such acts as TCE may reasonably request, and to grant to TCE or its authorized agents, not acting unreasonably, access to Borrower’s premises and to all places where assets may be located, during normal business hours, to verify the accounts receivable, inventory and fixed assets and the general condition of the business of the Borrower.

11.	ONGOING REPORTING:	Borrower and Guarantor (as applicable) to provide such financial and other information as TCE may request, from time to time, and at the minimum the following:

		(a)	monthly aged listings of Accounts Receivable and Accounts Payable, within 30 days of month end;

		(b)	copy of monthly bank statements, within 30 days of month end;

		(c)	monthly internally prepared financial statements consisting of balance sheet and income statement (year-to-date as well as monthly report), within 30 days of month end;

		(d)	monthly evidence of payments of all government priority payables [i.e. payroll, EHT, HST, WSIB, corporate taxes], within 30 days of month end;

		(e)	monthly listing of inventory, with breakdown by category, within 30 days of month end;

		(f)	evidence of payment of property taxes on the Property identified above, annually by January 31;

(g) copy of mortgage statement on the Property, annually by January 31;

(h) Evidence of payment of premiums on fire insurance on the Property, annually by January 31;

(i) fiscal year end financial statements, accountant prepared, within 90 days of fiscal year end, for Borrower and Guarantor.

12.	LATE REPORTING FEE:	For each month or part thereof where financial reporting is late, a fee of $250 will be levied.

13.	EVENTS OF DEFAULT:	Each of the following is an event of default (“Event of Default”) under this Terms Letter and the TL Facility:

(a) Non-payment of interest or other amounts owing to TCE when due;
(b) Any default under any of the Security;
(c) Any default under third party obligations;
(d) Material adverse change in the financial condition, operations, or ownership of Borrower;
(e) Non-compliance with covenants and conditions provided for in this Terms Letter.

14.	REVIEW:

TCE reserves the right to review the TL Facility at any time and, at a minimum, on an annual basis. Borrower shall be responsible for expenses and disbursements in connection with the review by TCE of the TL Facility.

The cost for a routine review shall be subject to a per diem rate of $1,000.

Out of pocket expenses for completion by TCE of its routine review (i.e. travel, etc.) are separate and payable by Borrower on a flow-through basis.

15.	PROCESSING FEE:	Borrower shall pay to TCE upon acceptance of this Terms Letter a non-refundable processing and due diligence fee of $10,500 (receipt of which is hereby acknowledged).

16.	EXPENSES:

All reasonable costs incurred by TCE, including legal fees, professional fees, search and registration fees, etc. in implementing or attempting to implement this TL Facility, any ongoing charges incurred in maintaining or reviewing this TL Facility or the security requirements of TCE, plus any costs of subsequent discharges are for the account of Borrower.

An initial retainer of $4,500 is to be paid to Hughes, Dorsch, Garland, Coles LLP, in Trust, TCE’s lawyers.

Appraisal Fees (if required) are separate and for the account of Borrower.

17.	CANCELLATION:	If not drawn down by August 31, 2012, the TL Facility herein is cancelled.

18.	REFERRAL FEE:	Referral fee to 7 Park Avenue Financial to be paid by TCE upon draw down of the TL Facility.

19.	CONFIDENTIALITY:	It is agreed that this Terms Letter is confidential to Borrower, Guarantor and their legal advisors and accounting professionals, and may not be copied to other parties without TCE’s prior written consent.

20.	FACSIMILE:	Facsimile documents pertaining to this transaction are to be considered and treated the same as original documents.

21.	ACCEPTANCE:

If these terms and conditions are acceptable, Borrower and Guarantor must sign and return this Terms Letter by fax to TCE before 5:00 p.m. E.S.T. on June 18, 2012 failing which this Terms Letter is of no force and effect.

Yours truly,

TCE Capital Corporation
per:

/s/ Gus Baril	/s/ Glen Dalzell
Gus Baril	Glen Dalzell
President	Vice President, Sales and Marketing

Borrower hereby accepts the terms and conditions of this Terms Letter, agrees to be bound thereby and will provide the Security. Our cheque in the amount of $4,500 payable to “Hughes, Dorsch, Garland, Coles LLP, in Trust” is enclosed.

DATED at Mississauga this 12 day of June, 2012.

Methes Energies Canada Inc.

Print Name:	Nicholas Ng

(I am authorized to bind the corporation)

Signature:	/s/ Nicholas Ng

Title:	President

We, Methes Energies International Ltd., the Guarantor, hereby agree to provide the Security as outlined above.

Methes Energies International Ltd.

Print Name:	Michel G. Laporte

(I am authorized to bind the corporation)

Signature:	/s/ Michel G. Laporte

Title:	CEO